                                                                    BEN & JERRY'S HOMEMADE, INC.
                                                            COMPUTATION OF NET INCOME PER COMMON SHARE
                                                              (In thousands except per share amounts)





                                                          Thirteen weeks ended                     Fifty-two weeks ended
                                                     12/28/96              12/30/95            12/28/96             12/30/95
                                                  ---------------        --------------     ---------------       --------------


Primary:
Average shares outstanding                                 7,194                 7,200               7,189                7,171
Net effect of dilutive stock options -
       based on the treasury stock
       method using average
       market price                                           11                    70                  41                   51
                                                  ---------------        --------------     ---------------       --------------

                                                           7,205                 7,270               7,230                7,222
                                                  ===============        ==============     ===============       ==============
Net Income (loss)                                        ($1,201)                 $859              $3,926               $5,948
                                                  ===============        ==============     ===============       ==============
Per share amount                                          ($0.17)                $0.12               $0.54                $0.82
                                                  ===============        ==============     ===============       ==============


Fully diluted:
Average shares outstanding                                 7,194                 7,200               7,189                7,171
Net effect of dilutive stock options -
       based on the treasury stock
       method using average
       market price which is greater
       than quarter-end price                                 11                    70                  46                   57
                                                  ---------------        --------------     ---------------       --------------

                                                           7,205                 7,270               7,235                7,228
                                                  ===============        ==============     ===============       ==============
Net Income (loss)                                        ($1,201)                 $859              $3,926               $5,948
                                                  ===============        ==============     ===============       ==============
Per share amount                                          ($0.17)                $0.12               $0.54                $0.82
                                                  ===============        ==============     ===============       ==============

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